ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Equity Select Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the 11 day of April, 2001.


IDS LIFE INSURANCE COMPANY                         ATTEST:



By:/s/Gumer C. Alvero                              By:/s/ C. Nikol Davies


Name: Gumer C. Alvero                              Name:  C. Nikol Davies


Title:  Executive Vice President - Annuities       Title:  Assistant Secretary



AMERICAN EXPRESS FINANCIAL CORPORATION             ATTEST:



By:/s/ Stephen W. Roszell                          By:/s/ C. Nikol Davies


Name:  Stephen W. Roszell                           Name: C. Nikol Davies


Title: Senior Vice President - Institutional Group Title:Assistant Secretary

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                                                 SCHEDULE A



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                              FUND                                            PERCENTAGE OF NET ASSETS

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AXP Variable Portfolio - Income Series, Inc.
o        AXP Variable Portfolio - Bond Fund                                            0.25%
o        AXP Variable Portfolio - Extra Income Fund                                    0.25%
o        AXP Variable Portfolio - Federal Income Fund                                  0.25%
o        AXP Variable Portfolio - Global Bond Fund                                     0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o        AXP Variable Portfolio - Blue Chip Advantage                                  0.25%
o        AXP Variable Portfolio - Capital Resource Fund                                0.25%
o        AXP Variable Portfolio - Emerging Markets Fund                                0.35%
o        AXP Variable Portfolio - Equity Select Fund                                   0.25%
o        AXP Variable Portfolio - Equity Select Fund                                   0.25%
o        AXP Variable Portfolio - Growth Fund                                          0.35%
o        AXP Variable Portfolio - International Fund                                   0.25%
o        AXP Variable Portfolio - New Dimensions Fund                                  0.25%
o        AXP Variable Portfolio - S&P 500 Index Fund                                   0.25%
o        AXP Variable Portfolio - Small Cap Advantage Fund                             0.25%
o        AXP Variable Portfolio - Strategy Aggressive Fund                             0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o        AXP Variable Portfolio - Diversified Equity Income Fund                       0.25%
o        AXP Variable Portfolio - Managed Fund                                         0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o        AXP Variable Portfolio - Cash Management Fund                                 0.25%

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IDS Life Series Fund, Inc.
o        Equity Portfolio                                                              0.25%
o        Equity Income Portfolio                                                       0.25%
o        Income Portfolio                                                              0.25%
o        Money Market Portfolio                                                        0.25%
o        Managed Portfolio                                                             0.25%
o        Government Securities Portfolio                                               0.25%
o        International Equity Portfolio                                                0.35%

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